                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                      Date of Report:  September 30, 1997
                       (Date of earliest event reported)

                             SILICON GRAPHICS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


   Delaware                         1-10441                       94-2789662
--------------------------------------------------------------------------------
(State or other                   (Commission                  (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


2011 N. Shoreline Blvd., Mountain View, California                94043-1389
--------------------------------------------------------------------------------
     (Address of Principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:             (415) 960-1980
                                                                --------------

         -------------------------------------------------------------
         Former name or former address, if changed since last report.)


                     This current Report contains 3 pages.

Item 9. Sales of Equity Securities Pursuant to Regulation S.
------------------------------------------------------------

     On September 30, 1997, Silicon Graphics, Inc., a Delaware corporation (the "Company"), issued 367,232 shares ( the "Shares") of its common stock, par value $0.001 per share (the "Common Stock"), to certain non-U.S. persons, pursuant to Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The Shares represent a portion of the shares of Common Stock that were issued to the stockholders of ParaGraph International, Inc. ("Paragraph") as consideration for the Company's acquisition of all of the outstanding equity securities of ParaGraph pursuant to an agreement and plan of merger and reorganization dated as of May 14, 1997, as amended, among the Company, ParaGraph, ParaGraph Acquisition Corporation and certain stockholders of ParaGraph. The remainder of the shares of Common Stock were issued pursuant to the exemption from Registration under Section 4(2) of the Securities Act.

                                  SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.


                              SILICON GRAPHICS, INC.
                              (Registrant)

                              By: /s/ William M. Kelly
                                  -----------------------------
                              Name:   William M. Kelly
                              Title:  Senior Vice President
                                      Corporate Operations


Dated:  October 10, 1997